FOR IMMEDIATE RELEASE

FROM: MSA Safety Incorporated
Ticker: MSA (NYSE)
Media Relations Contact: Mark Deasy (724) 741 - 8570
Investor Relations Contact: Elyse Lorenzato (724) 741 - 8525

MSA Safety Announces Third Quarter Results
Focus on innovation and productivity drives strong revenue growth, operating margin expansion and cash flow

PITTSBURGH, October 23, 2019 - Global safety equipment manufacturer MSA Safety Incorporated (NYSE: MSA) today reported results for the third quarter of 2019.

Quarterly Highlights

•	Revenue was $351 million, increasing 6 percent from a year ago on a reported basis and 8 percent on a constant currency basis.

•
GAAP operating income increased 49 percent to $60 million or 17.0 percent of sales, compared to $40 million or 12.1 percent of sales in the same period a year ago. Adjusted operating income increased 11 percent to $63 million or 18.0 percent of sales, compared to $57 million or 17.2 percent of sales in the same period a year ago, driven by gross margin expansion and operating expense leverage.

•
GAAP earnings increased 25 percent to $42 million or $1.08 per diluted share, compared to $34 million or $0.86 per diluted share in the same period a year ago. Adjusted earnings were $45 million or $1.15 per diluted share, relatively consistent with the same period a year ago. The company's higher effective tax rate detracted $0.07 from adjusted earnings in the current period.

•	Operating cash flow was $51 million. MSA paid down $24 million of debt, funded a $16 million dividend on common stock, and invested $10 million in capital expenditures in the quarter.

Comments from Management
“MSA delivered a strong quarter of revenue growth, margin expansion and cash flow,” commented Nish Vartanian, MSA President and CEO. “The pace of our top-line growth accelerated in the quarter to 8 percent, largely on continued market-share gains in fall protection and gas detection.”

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MSA’s latest innovations in these product areas include the company’s V-Series line of fall protection harnesses and the 5000 series of next generation fixed gas monitors. For the quarter, more than 35 percent of MSA’s total sales were from products introduced within the past five years. “This focus on innovation, combined with cost discipline and our continued efforts to enhance productivity, all contributed to our incremental margin profile of more than 30 percent,” he said.

Mr. Vartanian noted that the benefits of MSA's broad end market exposure and diversified portfolio were evident in the company's quarterly results. “We were able to realize high-single digit revenue growth despite product certification delays that we - and all manufacturers of firefighting breathing equipment - had to deal with in the U.S. Fire Service market during the third quarter," he commented. In particular, he noted that the certification and launch of the company's next generation G1 self-contained breathing apparatus (SCBA) occurred on September 30, 2019, approximately six weeks later than expected. Mr. Vartanian added that the impact of lower SCBA volumes in the quarter was mostly offset by revenue growth in firefighter helmets and protective apparel.

“Incoming order pace gained momentum in the quarter with a book-to-bill ratio exceeding 100 percent. With this healthy backlog and a strong balance sheet, we remain well positioned to deliver on our growth expectations for 2019 and make investments that strengthen our positions across key markets," Mr. Vartanian concluded.

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MSA Safety Incorporated
Condensed Consolidated Statement of Income (Unaudited)
(In thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018

Net sales	$351,014	$331,096	$1,026,726	$996,320
Cost of products sold	192,313	182,794	556,959	546,844
Gross profit	158,701	148,302	469,767	449,476

Selling, general and administrative	82,900	78,013	245,337	240,226
Research and development	13,520	13,296	41,482	39,752
Restructuring charges	1,850	2,615	11,203	10,223
Currency exchange (gains) losses, net (a)	(913)	(252)	17,338	2,571
Product liability expense	1,730	14,627	8,155	25,469
Operating income	59,614	40,003	146,252	131,235

Interest expense	4,259	4,492	11,089	14,454
Loss on extinguishment of debt	—	1,494	—	1,494
Other income, net	(2,929)	(4,252)	(8,850)	(8,292)
Total other expense, net	1,330	1,734	2,239	7,656

Income before income taxes	58,284	38,269	144,013	123,579
Provision for income taxes	15,673	4,206	37,913	23,606
Net income	42,611	34,063	106,100	99,973
Net income attributable to noncontrolling interests	(372)	(346)	(822)	(706)
Net income attributable to MSA Safety Incorporated	$42,239	$33,717	$105,278	$99,267

Earnings per share attributable to MSA Safety Incorporated common shareholders:
Basic	$1.09	$0.88	$2.72	$2.59
Diluted	$1.08	$0.86	$2.69	$2.55

Basic shares outstanding	38,649	38,417	38,617	38,328
Diluted shares outstanding	39,144	39,036	39,130	38,914
(a) Year-to-date currency exchange losses includes a $15.4 million non-cash charge related to the recognition of currency translation adjustments associated with the closure of MSA's South Africa affiliates.

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MSA Safety Incorporated
Condensed Consolidated Balance Sheet (Unaudited)
(In thousands)

	September 30, 2019	December 31, 2018
Assets
Cash and cash equivalents	$108,481	$140,095
Trade receivables, net	248,406	245,032
Inventories	192,199	156,602
Notes receivable, insurance companies	3,646	3,555
Other current assets	133,696	111,339
Total current assets	686,428	656,623

Property, net	158,957	157,940
Operating lease assets, net	50,470	—
Prepaid pension cost	68,387	57,568
Goodwill	428,629	413,640
Notes receivable, insurance companies, noncurrent	51,980	56,012
Insurance receivable, noncurrent	48,029	56,866
Other noncurrent assets	206,263	209,363
Total assets	$1,699,143	$1,608,012

Liabilities and shareholders' equity
Notes payable and current portion of long-term debt, net	$20,000	$20,063
Accounts payable	69,773	78,367
Other current liabilities	172,435	183,630
Total current liabilities	262,208	282,060

Long-term debt, net	352,073	341,311
Pensions and other employee benefits	163,342	166,101
Noncurrent operating lease liabilities	40,836	—
Deferred tax liabilities	11,251	7,164
Product liability and other noncurrent liabilities	161,128	171,857
Total shareholders' equity	708,305	639,519
Total liabilities and shareholders' equity	$1,699,143	$1,608,012

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MSA Safety Incorporated
Condensed Consolidated Statement of Cash Flows (Unaudited)
(In thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018

Net income	$42,611	$34,063	$106,100	$99,973
Depreciation and amortization	9,547	9,378	28,339	28,585
Change in working capital and other operating	(1,453)	77,374	(46,189)	57,639
Cash flow from operating activities	50,705	120,815	88,250	186,197

Capital expenditures	(9,998)	(9,808)	(23,523)	(18,620)
Acquisition, net of cash acquired	—	—	(33,196)	—
Change in short-term investments	113	(57,090)	(17,189)	(57,090)
Property disposals	42	942	123	4,001
Cash flow used in investing activities	(9,843)	(65,956)	(73,785)	(71,709)

Change in debt	(24,127)	(38,390)	12,937	(80,675)
Cash dividends paid	(16,281)	(14,624)	(47,215)	(42,605)
Other financing	836	(1,313)	(6,555)	(575)
Cash flow used in financing activities	(39,572)	(54,327)	(40,833)	(123,855)

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(4,393)	(1,822)	(5,378)	(9,952)

Decrease in cash, cash equivalents and restricted cash	$(3,103)	$(1,290)	$(31,746)	$(19,319)

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MSA Safety Incorporated
Segment Information (Unaudited)
(In thousands, except percentage amounts)

	Americas	International	Corporate	Consolidated
Three Months Ended September 30, 2019
Sales to external customers	$234,624	$116,390	$—	$351,014
Operating income				59,614
Operating margin %				17.0%
Restructuring charges				1,850
Currency exchange (gains), net				(913)
Product liability expense				1,730
Strategic transaction costs				952
Adjusted operating income (loss)	58,971	13,776	(9,514)	63,233
Adjusted operating margin %	25.1%	11.8%		18.0%
Depreciation and amortization				9,547
Adjusted EBITDA	65,342	16,854	(9,416)	72,780
Adjusted EBITDA %	27.8%	14.5%		20.7%

Three Months Ended September 30, 2018
Sales to external customers	$209,343	$121,753	$—	$331,096
Operating income				40,003
Operating margin %				12.1%
Restructuring charges				2,615
Currency exchange (gains), net				(252)
Product liability expense				14,627
Strategic transaction costs				56
Adjusted operating income (loss)	51,532	13,329	(7,812)	57,049
Adjusted operating margin %	24.6%	10.9%		17.2%
Depreciation and amortization				9,378
Adjusted EBITDA	57,573	16,559	(7,705)	66,427
Adjusted EBITDA %	27.5%	13.6%		20.1%

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	Americas	International	Corporate	Consolidated
Nine Months Ended September 30, 2019
Sales to external customers	$679,699	$347,027	$—	$1,026,726
Operating income				146,252
Operating margin %				14.2%
Restructuring charges				11,203
Currency exchange losses, net				17,338
Product liability expense				8,155
Strategic transaction costs				2,937
Adjusted operating income (loss)	171,463	39,888	(25,466)	185,885
Adjusted operating margin %	25.2%	11.5%		18.1%
Depreciation and amortization				28,339
Adjusted EBITDA	190,084	49,313	(25,173)	214,224
Adjusted EBITDA %	28.0%	14.2%		20.9%

Nine Months Ended September 30, 2018
Sales to external customers	$633,812	$362,508	$—	$996,320
Operating income				131,235
Operating margin %				13.2%
Restructuring charges				10,223
Currency exchange losses, net				2,571
Product liability expense				25,469
Strategic transaction costs				208
Adjusted operating income (loss)	151,456	41,960	(23,710)	169,706
Adjusted operating margin %	23.9%	11.6%		17.0%
Depreciation and amortization				28,585
Adjusted EBITDA	169,691	52,001	(23,401)	198,291
Adjusted EBITDA %	26.8%	14.3%		19.9%
The Americas segment is comprised of our operations in North America and Latin America geographies. The International segment is comprised of our operations in all geographies outside of the Americas. Certain global expenses are allocated to each segment in a manner consistent with where the benefits from the expenses are derived.
Adjusted operating income (loss), adjusted operating margin, adjusted earnings before interest, taxes, depreciation and amortization (EBITDA) and adjusted EBITDA margin are the measures used by the chief operating decision maker to evaluate segment performance and allocate resources. As such, management believes that adjusted operating income (loss), adjusted operating margin, adjusted EBITDA and adjusted EBITDA margin are useful metrics for investors. Adjusted operating income (loss) is defined as operating income excluding restructuring charges, currency exchange gains / losses, product liability expense and strategic transaction costs and adjusted operating margin is defined as adjusted operating income (loss) divided by segment sales to external customers. Adjusted EBITDA is defined as adjusted operating income (loss) plus depreciation and amortization and adjusted EBITDA margin is defined as adjusted EBITDA divided by segment sales to external customers. Adjusted operating income (loss), adjusted operating margin, adjusted EBITDA and adjusted EBITDA margin are not recognized terms under GAAP and therefore do not purport to be alternatives to operating income or operating margin as a measure of operating performance. The Company's definition of adjusted operating income (loss), adjusted operating margin, adjusted EBITDA and adjusted EBITDA margin may not be comparable to similarly titled measures of other companies. As such, management believes that it is appropriate to consider operating income determined on a GAAP basis in addition to these non-GAAP measures.

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MSA Safety Incorporated
Reconciliation of As Reported Financial Measures to Non-GAAP Financial Measures
Constant currency revenue growth (Unaudited)

Consolidated

	Three Months Ended September 30, 2019
	Breathing Apparatus	Firefighter Helmets and Protective Apparel	Industrial Head Protection	Portable Gas Detection	Fixed Gas and Flame Detection	Fall Protection	Core Sales	Non-Core Sales	Net Sales
GAAP reported sales change	(11)%	19%	2%	12%	17%	24%	7%	(3)%	6%
Plus: Currency translation effects	1%	2%	2%	2%	1%	3%	2%	2%	2%
Constant currency sales change	(10)%	21%	4%	14%	18%	27%	9%	(1)%	8%

	Nine Months Ended September 30, 2019
	Breathing Apparatus	Firefighter Helmets and Protective Apparel	Industrial Head Protection	Portable Gas Detection	Fixed Gas and Flame Detection	Fall Protection	Core Sales	Non-Core Sales	Net Sales
GAAP reported sales change	(4)%	6%	1%	4%	9%	21%	4%	(6)%	3%
Plus: Currency translation effects	2%	2%	2%	2%	3%	4%	3%	3%	2%
Constant currency sales change	(2)%	8%	3%	6%	12%	25%	7%	(3)%	5%

Management believes that constant currency revenue growth is a useful metric for investors, as foreign currency translation can have a material impact on revenue growth trends. Constant currency revenue growth highlights ongoing business performance excluding the impact of fluctuating foreign currencies, which is outside of management's control. There can be no assurances that MSA's definition of constant currency revenue growth is consistent with that of other companies. As such, management believes that it is appropriate to consider revenue growth determined on a GAAP basis in addition to this non-GAAP financial measure.

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MSA Safety Incorporated
Reconciliation of As Reported Financial Measures to Non-GAAP Financial Measures
Constant currency revenue growth (Unaudited)

Americas Segment

	Three Months Ended September 30, 2019
	Breathing Apparatus	Firefighter Helmets and Protective Apparel	Industrial Head Protection	Portable Gas Detection	Fixed Gas and Flame Detection	Fall Protection	Core Sales	Non-Core Sales	Net Sales
GAAP reported sales change	(8)%	15%	1%	13%	27%	40%	11%	22%	12%
Plus: Currency translation effects	—%	1%	1%	1%	—%	1%	—%	1%	1%
Constant currency sales change	(8)%	16%	2%	14%	27%	41%	11%	23%	13%

	Nine Months Ended September 30, 2019
	Breathing Apparatus	Firefighter Helmets and Protective Apparel	Industrial Head Protection	Portable Gas Detection	Fixed Gas and Flame Detection	Fall Protection	Core Sales	Non-Core Sales	Net Sales
GAAP reported sales change	1%	6%	—%	4%	16%	31%	7%	9%	7%
Plus: Currency translation effects	—%	—%	1%	1%	—%	1%	1%	1%	1%
Constant currency sales change	1%	6%	1%	5%	16%	32%	8%	10%	8%

Management believes that constant currency revenue growth is a useful metric for investors, as foreign currency translation can have a material impact on revenue growth trends. Constant currency revenue growth highlights ongoing business performance excluding the impact of fluctuating foreign currencies, which is outside of management's control. There can be no assurances that MSA's definition of constant currency revenue growth is consistent with that of other companies. As such, management believes that it is appropriate to consider revenue growth determined on a GAAP basis in addition to this non-GAAP financial measure.

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MSA Safety Incorporated
Reconciliation of As Reported Financial Measures to Non-GAAP Financial Measures
Constant currency revenue growth (Unaudited)

International Segment

	Three Months Ended September 30, 2019
	Breathing Apparatus	Firefighter Helmets and Protective Apparel	Industrial Head Protection	Portable Gas Detection	Fixed Gas and Flame Detection	Fall Protection	Core Sales	Non-Core Sales	Net Sales
GAAP reported sales change	(17)%	43%	6%	10%	6%	2%	1%	(28)%	(4)%
Plus: Currency translation effects	3%	6%	3%	3%	3%	5%	3%	3%	3%
Constant currency sales change	(14)%	49%	9%	13%	9%	7%	4%	(25)%	(1)%

	Nine Months Ended September 30, 2019
	Breathing Apparatus	Firefighter Helmets and Protective Apparel	Industrial Head Protection	Portable Gas Detection	Fixed Gas and Flame Detection	Fall Protection	Core Sales	Non-Core Sales	Net Sales
GAAP reported sales change	(12)%	8%	5%	3%	2%	8%	—%	(21)%	(4)%
Plus: Currency translation effects	5%	7%	6%	6%	5%	6%	5%	4%	5%
Constant currency sales change	(7)%	15%	11%	9%	7%	14%	5%	(17)%	1%

Management believes that constant currency revenue growth is a useful metric for investors, as foreign currency translation can have a material impact on revenue growth trends. Constant currency revenue growth highlights ongoing business performance excluding the impact of fluctuating foreign currencies, which is outside of management's control. There can be no assurances that MSA's definition of constant currency revenue growth is consistent with that of other companies. As such, management believes that it is appropriate to consider revenue growth determined on a GAAP basis in addition to this non-GAAP financial measure.

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MSA Safety Incorporated
Supplemental Segment Information (Unaudited)
Summary of constant currency revenue growth by segment and product group

	Three Months Ended September 30, 2019
	Consolidated	Americas	International
Fall Protection	27%	41%	7%
Firefighter Helmets and Protective Apparel	21%	16%	49%
Fixed Gas and Flame Detection	18%	27%	9%
Portable Gas Detection	14%	14%	13%
Industrial Head Protection	4%	2%	9%
Breathing Apparatus	(10)%	(8)%	(14)%
Core Sales	9%	11%	4%

Non-Core Sales	(1)%	23%	(25)%

Net Sales	8%	13%	(1)%

	Nine Months Ended September 30, 2019
	Consolidated	Americas	International
Fall Protection	25%	32%	14%
Firefighter Helmets and Protective Apparel	8%	6%	15%
Fixed Gas and Flame Detection	12%	16%	7%
Portable Gas Detection	6%	5%	9%
Industrial Head Protection	3%	1%	11%
Breathing Apparatus	(2)%	1%	(7)%
Core Sales	7%	8%	5%

Non-Core Sales	(3)%	10%	(17)%

Net Sales	5%	8%	1%

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MSA Safety Incorporated
Reconciliation of As Reported Financial Measures to Non-GAAP Financial Measures
Adjusted earnings (Unaudited)
Adjusted earnings per diluted share (Unaudited)
(In thousands, except per share amounts)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2019	2018	% Change	2019	2018	% Change

Net income attributable to MSA Safety Incorporated	$42,239	$33,717	25%	105,278	99,267	6%
Tax (benefit) associated with U.S. Tax Reform	—	(1,956)		—	(1,956)
Non-deductible non-cash charge related to the recognition of currency translation adjustments (a)	—	—		15,359	—
Tax benefit associated with ASU 2016-09: Improvements to employee share-based payment accounting	(187)	(430)		(2,180)	(2,306)
Subtotal	42,052	31,331	34%	118,457	95,005	25%

Product liability expense	1,730	14,627		8,155	25,469
Restructuring charges	1,850	2,615		11,203	10,223
Strategic transaction costs	952	56		2,937	208
Currency exchange (gains) losses, net	(913)	(252)		1,979	2,571
Loss on extinguishment of debt	—	1,494		—	1,494
Asset related losses (gains), net	38	(733)		271	415
Income tax expense on adjustments	(878)	(4,024)		(5,912)	(9,645)
Adjusted earnings	$44,831	$45,114	(1)%	$137,090	$125,740	9%

Adjusted earnings per diluted share	$1.15	$1.16	(1)%	$3.50	$3.23	8%

(a) Included in Currency exchange (gains) losses, net on the Statement of Income.

Management believes that adjusted earnings and adjusted earnings per diluted share are useful measures for investors, as management uses these measures to internally assess the company’s performance and ongoing operating trends. There can be no assurances that additional special items will not occur in future periods, nor that MSA's definition of adjusted earnings is consistent with that of other companies. As such, management believes that it is appropriate to consider both net income determined on a GAAP basis as well as adjusted earnings.

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About MSA:
Established in 1914, MSA Safety Incorporated is the global leader in the development, manufacture and supply of safety products that protect people and facility infrastructures.  Many MSA products integrate a combination of electronics, mechanical systems and advanced materials to protect users against hazardous or life-threatening situations.  The company's comprehensive product line is used by workers around the world in a broad range of markets, including the oil, gas and petrochemical industry, the fire service, the construction industry, mining and the military.  MSA's core products include self-contained breathing apparatus, fixed gas and flame detection systems, portable gas detection instruments, industrial head protection products, firefighter helmets and protective apparel, and fall protection devices.  With 2018 revenues of $1.4 billion, MSA employs approximately 4,800 people worldwide.  The company is headquartered north of Pittsburgh in Cranberry Township, Pa., and has manufacturing operations in the United States, Europe, Asia and Latin America.  With more than 40 international locations, MSA realizes approximately half of its revenue from outside North America.  For more information visit MSA's web site at www.MSAsafety.com.

Cautionary Statement Regarding Forward-Looking Statements:
Except for historical information, certain matters discussed in this press release may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include but are not limited to all projections and anticipated levels of future performance. Forward looking statements involve risks, uncertainties and other factors that may cause our actual results to differ materially from those discussed herein. Any number of factors could cause actual results to differ materially from projections or forward looking statements, including without limitation global economic conditions, spending patterns of government agencies, competitive pressures, the impact of acquisitions and related integration activities, product liability claims, the success of new product introductions, currency exchange rate fluctuations and the risks of doing business in foreign countries. A full listing of these risks, uncertainties and other factors are detailed from time-to-time in our filings with the United States Securities and Exchange Commission ("SEC"), including our most recent Form 10-K filed on February 22, 2019. You are strongly urged to review all such filings for a more detailed discussion of such risks and uncertainties. MSA’s SEC filings are readily obtainable at no charge at www.sec.gov, as well as on its own investor relations website at http://investors.MSAsafety.com. MSA undertakes no duty to publicly update any forward looking statements contained herein, except as required by law.

Non-GAAP Financial Measures:
This press release includes certain non-GAAP financial measures. These financial measures include constant currency revenue growth, adjusted operating income, adjusted operating margin, adjusted EBITDA, adjusted EBITDA margin, adjusted earnings and adjusted earnings per diluted share. The presentation of these financial measures does not comply with U.S. generally accepted accounting principles ("GAAP"). For an explanation of these measures, together with a reconciliation to the most directly comparable GAAP financial measure, see the Reconciliation of As Reported Financial Measures to Non-GAAP Financial Measures in the financial tables section above.

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